UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): May 9, 2013

MIMEDX GROUP, INC.
(Exact name of registrant as specified in charter)

Florida	000-52491	26-2792552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 West Oak Commons Ct. NE Marietta, GA 30062	30062
(Address of principal executive offices)	(Zip Code)

(770) 651-9100
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On June 27, 2013, the Board of Directors of MiMedx Group, Inc. (the “Company”) approved the entry into separate indemnification agreements (the “Indemnification Agreements”) with each of its current and future directors and executive officers (as defined by, and determined in accordance with, Section 16 and Rule 3b-7 of the Securities Exchange Act of 1934). On July 1, 2013, the Company entered into Indemnification Agreements with each of its directors and executive officers, in the form previously approved by the Board. The directors of the Company currently are Parker H. Petit, Joseph G. Bleser, J. Terry Dewberry, Charles R. Evans, Bruce L. Hack, Charles E. Koob, and Larry W. Papasan. William C. Taylor, and Neil S. Yeston, and the executive officers of the Company currently are Parker H. Petit, William C. Taylor, Michael J. Senken and Roberta L. McCaw. The Company anticipates that it will enter into a substantially similar Indemnification Agreement with new directors or executive officers.

The Indemnification Agreements provide, among other things, that the Company will indemnify the director or executive officer (the “Indemnitee”) to the fullest extent permitted by Florida law for claims arising out of, or in connection with, the Indemnitee’s service to the Company.  The indemnification is subject to limitations and other conditions specified in the Indemnification Agreements. To the extent that a change in Florida law, whether by statute or judicial decision, permits greater indemnification or advancement of expenses than would be afforded currently under the Company’s bylaws and the Indemnification Agreements, the Indemnitee will receive under the Indemnification Agreement the greater benefits so afforded by such change.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is incorporated by reference to Exhibit 10.65 filed with the Registrant’s Form 8-K filed July 15, 2008.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(e)    On May 9, 2013, the Board of Directors authorized, and the Company then entered into, Restricted Stock Agreements with certain of its directors (the “Restricted Stock Agreements”) evidencing the automatic annual grant of 5,000 shares of Restricted Stock under the Company’s Assumed 2006 Stock Incentive Plan (the “Plan”) to each continuing director who has served as a director for at least 12 months on the date of the annual meeting of the Company’s shareholders. The directors with whom the Company entered into Restricted Stock Agreements were Joseph G. Bleser, J. Terry Dewberry, Bruce L. Hack, Steve Gorlin, Charles E. Koob, and Larry W. Papasan.  The grants vest in full on the first anniversary of the date of grant. In addition to the termination and forfeiture requirements set forth in the Plan, in the event a recipient ceases to be a director, any unvested Restricted Stock will be forfeited.

The foregoing description of the Restricted Stock Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Restricted Stock Agreement which is attached hereto as Exhibit 10.66 and incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.65	Form of Indemnification Agreement incorporated by reference to the exhibit with the same number filed with the Registrant’s Form 8-K filed July 15, 2008

10.66	Form of Restricted Stock Agreement for Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Dated: July 2, 2013	By:	/s/: Michael J. Senken
Michael J. Senken, Chief Financial Officer